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                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement of InterVoice, Inc., pertaining to the InterVoice, Inc. Restricted Stock Plan, on Form S-8 of our report dated April 4, 1995, with respect to the consolidated financial statements and schedule of InterVoice, Inc., included in its Annual Report (Form 10-K) for the year ended February 28, 1995, filed with the Securities and Exchange Commission.




/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP
Dallas, Texas
September 21, 1995